EXHIBIT 1.1


                               ARTICLES OF MERGER

                                       of

                        LEBLANC PETROLEUM, INCORPORATED.
                             An Arizona Corporation
                        (the "Disappearing Corporation")

                                      Into

                                    JBO, INC.
                              A Nevada Corporation
                          (the "Surviving Corporation")


Pursuant  to  A.R.S.  Section  10-1105  and  N.R.S.   92A.190,  the  undersigned
corporations, by and through the undersigned officers, hereby set forth the following Articles of Merger:

1. Filed simultaneously with these Articles of Merger is the Plan of Merger (set forth on Exhibit A attached hereto and incorporated herein by this reference), which has been adopted by LEBLANC PETROLEUM, INCORPORATED, an Arizona corporation (the Disappearing Corporation) and JBO, INC., a Nevada corporation (the Surviving Corporation).

2. The Surviving Corporation is not authorized to transact business in Arizona, and hereby appoints the Arizona Corporation Commission as its agent for service of process in Arizona in any proceeding to enforce any obligation or to enforce the rights of dissenting shareholders of the Arizona corporation which is a party to the merger, and agrees to promptly pay any dissenting shareholder of the Disappearing Corporation the amount to which the shareholder is entitled pursuant to Arizona law.

3. The Plan of Merger does not contain any amendments to the Articles of Incorporation of the Surviving Corporation.

4. The address of the known place of business of the Surviving Corporation is 5527 East Camelback Road, Phoenix, Arizona 85018.

5. The name and address of the statutory agent of the Surviving Corporation is Ralph Kinkade, 1233 Spartan Avenue, Carson City, Nevada 89701.

6. All 9,000,000 issued and outstanding shares of common stock of the Disappearing Corporation held by its shareholders voted for the Plan of Merger. All 5,000,000 issued and outstanding shares of common stock of the Surviving Corporation held by its shareholders voted for the Plan of Merger.

7. The merger is permitted under the laws of the respective states in which the corporations are incorporated and each corporation has complied with such laws in effecting the merger.

8. The Effective Date of the merger shall be December 1, 2001.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of this 1st day of December, 2001.

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"Surviving Corporation"

JBO, Inc.
a Nevada corporation

By:      /s/ William D. O'Neal
         -----------------------------------
         William D. O'Neal, President

By:      /s/ Stephen F. Burg
         -----------------------------------
         Stephen F. Burg, Secretary


STATE OF ARIZONA  }
                                    }   ss.
County of Maricopa                  }

On this, the 27th day of November, 2001 before me, the undersigned Notary Public, personally appeared William D. O'Neal, the President, and Stephen F. Burg, the Secretary, respectively, of JBO, Inc., a Nevada corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                              /s/ Lynne Marzonie
                                                              ------------------
                                                              Notary Public
My Commission Expires: April 26, 2003





"Disappearing Corporation"

LeBlanc Petroleum, Incorporated,
an Arizona corporation



By:      /s/ Gordon M. LeBlanc, Jr.
         -----------------------------------
         Gordon M. LeBlanc, Jr. CEO

By:      /s/ Marilyn K. LeBlanc
         -----------------------------------
         Marilyn K. LeBlanc, Secretary





STATE OF ARIZONA  }
                                    }   ss.
County of Maricopa                  }

On this, the 27th day of November, 2001, before me, the undersigned Notary Public, personally appeared Gordon M. LeBlanc, Jr., the CEO, and Marilyn K. LeBlanc, the Secretary, respectively, of LeBlanc Petroleum, Incorporated., an Arizona corporation, and acknowledged to me that they, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by themselves as such officers.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

                                                              /s/ Lynne Marzonie
                                                              ------------------
                                                              Notary Public
My Commission Expires: April 26, 2003


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